Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of L-1 Identity Solutions, Inc. of our report dated August 4, 2006 relating to the consolidated financial statements of Identix Incorporated, which appears in Exhibit 99.1 of L-1 Identity Solutions, Inc.’s Current Report on Form 8-K dated March 19, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
August 2, 2007